UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2017

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Westlake Chemical Corporation (the “Company”) held on May 19, 2017 (the “2017 Annual Meeting”), the Company’s stockholders approved the amendment and restatement of the Westlake Chemical Corporation 2013 Omnibus Incentive Plan, which added an annual limit on compensation to non-employee directors of $1,000,000, and re-approved the material terms of the performance goals under the plan so that certain awards that are allowed to be made under the plan will continue to qualify as performance-based compensation deductible under Section 162(m) of the U.S. Internal Revenue Code. A copy of the amended and restated plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2017 Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the maximum size of the Board from eleven directors to fifteen directors. The Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to this amendment was filed with the Secretary of State of the State of Delaware on May 19, 2017 and became effective upon filing. A copy of the Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Six matters were voted upon by the Company’s stockholders at the 2017 Annual Meeting: (1) two members of the board of directors were elected; (2) the advisory vote to approve named executive officer compensation was approved; (3) the advisory vote regarding the frequency of the advisory vote on named executive officer compensation was approved for every three years; (4) as discussed above, the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation was approved; (5) the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified; and (6) as discussed above, the proposed amendment and restatement of the Westlake Chemical Corporation 2013 Omnibus Incentive Plan was approved. The following tabulation sets forth the number of votes cast for, against or withheld and the number of abstentions and broker non-votes, as applicable.

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Dorothy C. Jenkins	109,667,687	14,087,940	2,436,432
Max L. Lukens	123,021,098	734,529	2,436,432

Advisory vote to approve named executive officer compensation	Votes For	Votes Against	Abstentions	Broker Non-Votes
	122,620,098	925,707	209,822	2,436,432

Advisory vote regarding the frequency of the advisory vote on named executive officer compensation	1 year	2 years	3 years	Abstentions	Broker Non-Votes
	21,754,621	10,750	101,784,215	206,041	2,436,432

Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the maximum size of the Board of Directors to fifteen directors	Votes For	Votes Against	Abstentions	Broker Non-Votes
	122,807,498	740,757	207,372	2,436,432

Ratification of the appointment of PricewaterhouseCoopers LLP	Votes For	Votes Against	Abstentions
	125,794,552	190,752	206,755

Amendment and restatement of the 2013 Omnibus Incentive Plan to add an annual limit on compensation to non-employee directors and to re-approve the performance goals under such Plan	Votes For	Votes Against	Abstentions	Broker Non-Votes
	121,681,573	1,867,586	206,468	2,436,432

In light of the results of the advisory vote on the frequency with which to hold the advisory vote on executive compensation, the Board of Directors of the Company has determined that the Company will hold the advisory vote on executive compensation every three years.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

3.1 Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.

10.1 Westlake Chemical Corporation 2013 Omnibus Incentive Plan (as amended and restated effective as of May 19, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: May 19, 2017